UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 24, 2008, TorreyPines Therapeutics, Inc. (the “Company”) initiated a strategic restructuring in connection with the September 30, 2008 conclusion of the Alzheimer’s disease genetics collaboration agreement between the Company and Eisai Co., Ltd. As part of the restructuring, the Company will transition from a discovery and development company to a development-only company. The Company will focus on its three clinical development programs: tezampanel, NGX426 and NGX267. The strategic restructuring will result in an immediate reduction in the Company’s workforce of approximately 50%. The Company intends to provide cash severance payments and continuation of benefits to employees directly affected by the workforce reduction. The Company estimates that it will incur a charge of approximately $0.2 million in the third quarter of 2008 for costs related to severance and continuation of benefits. Additionally, the Company estimates it will record a charge of $0.5 million in the third quarter of 2008 related to research equipment for which the Company has no future use. The Company expects to complete the activities related to this strategic restructuring during the third quarter of 2008. As described above, the Company estimates that the total amount expected to be expensed in connection with the restructuring will be $0.7 million with no estimated future expenses.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of the Company’s restructuring and reduction in workforce described in Item 2.05 above, the employment of Steven Wagner, Ph.D, Chief Scientific Officer, will terminate effective September 30, 2008.

Item 8.01.	Other Events

On September 25, 2008, the Company issued a press release announcing that it will transition from a discovery and development company to a development-only company, focusing on its three clinical development programs: tezampanel, NGX426 and NGX267. As part of this transition and in conjunction with the September 30, 2008 conclusion of the Alzheimer’s disease genetics collaboration agreement between the company and Eisai Co., Ltd., the Company intends to reduce its workforce by approximately 50%. A copy of the press release is attached as Exhibit 99.1.

Statements in this report that are not strictly historical in nature constitute “forward-looking statements”. Such statements include, but are not limited to, references to the Company’s estimated charges resulting from the restructuring. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause TorreyPines’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. TorreyPines’ results may be affected by risks related to competition from other biotechnology and pharmaceutical companies, its effectiveness at managing its financial resources, its ability to successfully develop and market products, difficulties or delays in its pre-clinical studies or clinical trials, difficulties or delays in manufacturing its clinical trials materials, the scope and validity of patent protection for its products, regulatory developments involving future products and its ability to obtain additional funding to support its operations. Risk factors that may cause actual results to differ are more fully discussed in TorreyPines’ SEC filings, including TorreyPines’ Form 10-K for the year ended December 31, 2007 and TorreyPines’ Form 10-Q for the quarter ended June 30, 2008. All forward-looking statements are qualified in their entirety by this cautionary statement. TorreyPines is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibit is furnished herewith:

99.1	Press release dated September 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: September 25, 2008	By:	/s/ Craig Johnson
	Name:	Craig Johnson
	Title:	Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated September 25, 2008